AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997
                                                   REGISTRATION NO. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             WHITTAKER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE                                             95-4033076
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                            1955 N. SURVEYOR AVENUE
                         SIMI VALLEY, CALIFORNIA 93063
                                 (805) 526-5700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------

                             WHITTAKER CORPORATION
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                            -----------------------

                           LYNNE M.O. BRICKNER, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             WHITTAKER CORPORATION
                            1955 N. SURVEYOR AVENUE
                         SIMI VALLEY, CALIFORNIA 93063
                                 (805) 526-5700
 (Name, address, including zip code, telephone number, including area code, of agent for service)

                                    Copy to:
                           BRIAN G. CARTWRIGHT, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET-SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071

                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                 PROPOSED            PROPOSED
           TITLE OF EACH                AMOUNT OF SHARES          MAXIMUM             MAXIMUM         AMOUNT OF
        CLASS OF SECURITIES                   TO BE           OFFERING PRICE         AGGREGATE       REGISTRATION
          TO BE REGISTERED                 REGISTERED          PER SHARE(1)      OFFERING PRICE(1)       FEE
---------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01                100,000(2)             $13.03           $1,303,125          $384.42
  per share
---------------------------------------------------------------------------------------------------------------------
Series A Participating Cumulative
Preferred Stock Purchase Rights
("Rights") (3)......................            *                   *                   *                   *
=====================================================================================================================

(1) Estimated pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of computing the registration fee, based on the average of the high and low sale price of the securities being registered hereby on the New York Stock Exchange Composite Tape on September 29, 1997.

(2) Represents 100,000 additional shares available for issuance under the Whittaker Corporation Amended and Restated 1992 Stock Option Plan for Non-Employee Directors (the "Plan"). The Plan authorizes the issuance of a maximum of 150,000 shares, the offer and sale of 50,000 shares of which previously have been registered pursuant to Form S-8 Registration Statement No. 33-52295.

(3) The Rights are initially carried and traded with the Common Stock. The value attributable to the rights, if any, is reflected in the value of the Common Stock. Accordingly, pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify by Rights as to the amount to be registered, proposed maximum offering price per security or proposed maximum aggregate offering price.

PART I

     This registration covers the issuance of 100,000 additional shares which may be granted under the Plan. The original registration statement covering the issuance of 50,000 shares under the Plan, the terms of which are hereby incorporated by reference, was filed by Whittaker Corporation, a Delaware corporation (the "Company"), pursuant to Form S-8 Registration Statement No. 33-52295.

Item 1.  Plan Information

     Not required to be filed with this Registration Statement.


Item 2.  Company Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.


                                    PART II

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Commission by the Company are incorporated as of their respective dates in this Registration Statement by reference:

     A. The Company's Annual Report on Form 10-K/A for the fiscal year ended October 31, 1996;

     B. The Company's Quarterly Reports on Form 10-Q for the quarter ended January 31, 1997, Form 10-Q/A for the quarter ended April 30, 1997 and Form 10-Q for the quarter ended July 31, 1997.

     C. The Company's Proxy Statement dated February 24, 1997, related to the Annual Meeting of Stockholders held on April 4, 1997;

     D. A description of the Common Stock included in a Registration Statement on Form 8-A filed on June 21, 1989; and

     E. A description of the Rights included in a Registration Statement on Form 8-A filed on November 23, 1988.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

     See items 3.D. and 3.E. above.

Item 5.  Interests of Named Experts and Counsel

     Lynne M.O. Brickner, Esq., whose opinion regarding legality of shares is attached hereto as Exhibit 5.1, is Vice President, General Counsel and Secretary of the Company. As of September 29, 1997, Ms. Brickner beneficially owned
3,742 shares of Common Stock of the Company.


Item 6.  Indemnification of Directors and Officers

     Section 102(b)(7) of the General Corporation Law of Delaware ("Delaware Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Restated Certificate of Incorporation of the Company, as amended, provides for the elimination of the liability of directors to the extent permitted by Delaware Law.

     Section 145 of the Delaware Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Company's Restated Certificate of Incorporation, as amended, entitle officers and directors of the Company to indemnification to the fullest extent permitted by Delaware Law.

     The Company has entered into an agreement with each of its directors and certain officers which provide for indemnification by the Company against certain liabilities, including liabilities under the Securities Act. In addition, the Company maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act.


Item 7.  Exemption from Registration Claimed

     Not applicable.


Item 8.  Exhibits

      5.1  Opinion of Lynne M.O. Brickner, Esq.

      23.1 Consent of Ernst & Young LLP

      24.1 Power of Attorney (set forth on page 4 hereof)

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) ((S) 230.424(b) of the Securities Act) if, in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Simi Valley, State of California, on this 30th day of September, 1997.

                               WHITTAKER CORPORATION

                              By: /s/ Lynne M. O. Brickner
                                  -------------------------
                                  Lynne M.O. Brickner
                                  Vice President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Joseph F. Alibrandi and Lynne M. O. Brickner, each acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                         TITLE                             DATE
---------                         -----                             ----

/s/ Joseph F. Alibrandi           Director and Principal            September 30, 1997
--------------------------        Executive Officer
(Joseph F. Alibrandi)


/s/ Charles E. Barrantes          Principal Financial Officer       September 30, 1997
--------------------------
(Charles E. Barrantes)


/s/ Eva H. L. Jonutis             Principal Accounting Officer      September 30, 1997
--------------------------
(Eva H. L. Jonutis)


                                  Director                          September 30, 1997
--------------------------
(George H. Benter, Jr.)


/s/ George Deukmejian             Director                          September 30, 1997
--------------------------
(George Deukmejian)


/s/ Jack L. Hancock               Director                          September 30, 1997
--------------------------
(Jack L. Hancock)


/s/ Edward R. Muller              Director                          September 30, 1997
--------------------------
(Edward R. Muller)


/s/ Gregory T. Parkos             Director                          September 30, 1997
--------------------------
(Gregory T. Parkos)


/s/ Malcolm T. Stamper            Director                          September 30, 1997
--------------------------
(Malcolm T. Stamper)

                               INDEX TO EXHIBITS

EXHIBIT                                                                          PAGE
-------                                                                          ----
 5.1      Opinion of Lynne M.O. Brickner, Esq. regarding
          legality of shares.                                                       6

23.1      Consent of Ernst & Young LLP                                              7

24.1      Power of Attorney (filed as page 4 of this Registration Statement)